UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): MAY 29, 2008

ISOLAGEN, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-31564	87-0458888
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

405 EAGLEVIEW BLVD., EXTON, PA	19341
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 713-6000

NOT APPLICABLE
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer Listing.

On March 12, 2008, Isolagen, Inc. (the “Company”) received notice from the American Stock Exchange (“AMEX”) notifying the Company that it is not in compliance with Section 1003(a)(i)-(iii) of the AMEX Company Guide. The Company submitted a plan to AMEX on April 14, 2008 that outlined the Company’s strategy to bring itself back into compliance by September 14, 2009. On May 29, 2008, Isolagen, Inc. (the “Company”) received notice from the staff of the American Stock Exchange (AMEX) indicating that, in the staff’s opinion, the Company’s plan of compliance did not demonstrate its ability to regain compliance with the Exchange’s continued listing standards set forth in Sections 1003 (a)(i)-(iii) of the AMEX Company Guide within the prescribed time period, and, therefore, that its common stock is subject to being delisted from the Exchange.

The Company intends to appeal this determination and will request a hearing before a committee of the Exchange. There can be no assurance that the Company’s request for continued listing will be granted after such hearing.

The Company issued a press release that discloses receipt of the AMEX notice discussed above. A copy of that press release is attached as an exhibit to this report.

Item 9.01 Financial Statement and Exhibits.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

99 Press release dated May 30, 2008

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ISOLAGEN, INC.

Date: May 30, 2008

By: /s/ Todd Greenspan
Todd J. Greenspan,
Chief Financial Officer